Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Special Financial Report (the “Report”) filed with the Securities and Exchange Commission on the date hereof pursuant to Rule 15d-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Sankyo Company, Limited (the “Company”), we, the undersigned, the Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2005

/s/ Takashi Shoda	/s/ Akihiko Ozawa
Takashi Shoda Chief Executive Officer	Akihiko Ozawa Principal Financial Officer